UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  May 2, 2006




                       SECURED DIGITAL APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     0-25658                84-1357927
 (State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)





   Park 80 West, Plaza One, Saddle Brook, NJ                      076633
  (Address of principal executive offices)                      (ZIP Code)


Registrant's telephone number, including area code:  (201) 843- 0222


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes in Registrant's Certifying Accountant

On May 1, 2006, Secured Digital Applications, Inc. ("SDA" or the "Company") engaged the public accounting firm of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. ("RMSB&G"), of Saddle Brook, New Jersey, as the Company's independent public accounting firm for the year ending December 31, 2006. RMSB&G will replace GHP Horwath, P.C., of Denver, Colorado, as the Company's independent registered public accountant firm. RMSB&G will also perform reviews of SDA's unaudited quarterly financial information for the quarters ended March 31, June 30 and September 30, 2006.

The Company received a comment letter from the Securities and Exchange Commission regarding its accounting treatment applied to the May 2004 issuance of a convertible term note, convertible preferred stock of a subsidiary and warrants issued in connection with a $7 million financing. In connection with the receipt of the comment letter, RMSB&G was engaged by the Company as a consultant to assist management in applying the provisions of SFAS 133 and EITF 00-19. RMSB&G also assisted in the preparation of restated financial statements for the year ended December 31, 2004 and the quarters ended March 31, June 30, and September 30, 2005.

On April 10, 2006, the Company restated its financial statements for the year ended December 31, 2004 in order to account for certain embedded derivatives, which were bifurcated from the host instruments and valued separately.



Item 4.02. Non-Reliance on Previously-Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 10, 2006, SDA filed a restated Annual Report on Form 10-KSB/A for the year ended December 31, 2004 to amend and restate the accounting treatment utilized in connection with certain securities containing embedded derivatives. The Company is currently in the process of completing a restatement of its financial results for the quarters ended March 31, June 30 and September 30, 2005. The decision to restate the financials was approved by the Company's Board of Directors in order to account for embedded derivatives incorporated in convertible preferred stock and convertible debt issued in 2004.

The Board of Directors concluded on April 10, 2006 that the financial statements should not be relied on for the year ended December 31, 2004 and for the quarters ended March 31, June 30, and September 30, 2005. Members of the Audit Committee and the Board of Directors discussed the matters disclosed in this report with the Company's independent registered public accounting firm.

In light of the restatement of our 2004 results and the pending restatement of our quarterly reports in 2005, readers should no longer rely on the financial statements contained in our original Form 10-KSB or the Forms 10-QSB for the first, second and third quarters of 2005 the effect of which is described below in more detail.

Readers are also referred to our 2004 Form 10-KSB/A, filed April 10, 2006, and our 2005 10-KSB/A, filed April 20, 2006, for a further explanation of the accounting treatment applied to this transaction.

Summary of Transaction:

On May 28, 2004, the Company entered into a Securities Purchase Agreement ("SPA") with an investor group, Laurus Master Fund Ltd. The Company issued a $500,000 Convertible Term Note (the "Note"). The Note bore interest at prime plus two percent with a floor of six percent and was due on May 28, 2007. Other terms included the granting of a security interest in all of the net assets of the Company and a condition that required the Company to cause its common stock to be listed on a registered exchange or one of the NASDAQ national markets. In addition, the Company issued to Laurus warrants to purchase up to 300,000 shares of common stock.

In addition, as part of the SPA, the Company and one of its subsidiaries issued
6.5 million shares of Series A Convertible Preferred Stock (the "Series A Preferred") at a price of $1 per share. The Series A Preferred was convertible, subject to certain conversion limitations, into common stock of the Company at the option of Laurus and was entitled to cumulative preferential dividends at a rate per annum of prime plus two percent with a floor of six percent. Other terms included a condition that required the Company to cause its common stock to be listed on an exchange or one of the NASDAQ national markets. In addition, the Company issued to Laurus warrants to purchase up to 3,000,000 shares of common stock.

On November 15, 2004, the listing condition was removed. As consideration, the Company issued to Laurus warrants to purchase up to 1.3 million shares of common stock. A more complete discussion of the terms of the Series A Preferred and Note are contained in Notes 12 and 13 of the restated December 31, 2004 financial statements.

New Accounting for the Transaction:

Term Note:

The Company determined that certain provisions of the Note, including a conversion price that was not fixed and the listing condition, resulted in such features being classified as embedded derivatives that must be bifurcated from the Note and recorded as a derivative liability. The Company also determined that the same provisions resulted in the classification of the warrants as a liability. Black-Scholes valuations were performed on the warrants and the derivative liability.

On November 15, 2004, the listing condition was removed. This resulted in the elimination of the need to bifurcate the embedded derivative associated with the Note's conversion feature. This also resulted in the reclassification of the warrants from a liability to shareholders' equity. From the date of issuance through November 15, 2004, the Company valued the derivative liability and the warrants at the end of each reporting period, with changes in the fair value recorded as charges or credits to gain on value of derivative liabilities in the period in which the change occurred.

Preferred Stock of Subsidiary:

The Company determined that the nature of the cumulative preferred dividends on and the economic characteristics of the Series A Preferred required the Series A Preferred to be classified outside of permanent equity. The Company also concluded that certain provisions common to both it and the Note also resulted in the Series A Preferred conversion feature being an embedded derivative that must be bifurcated and recorded as a derivative liability. The Company also determined that warrants issued in connection with the Series A Preferred should be classified as a liability.

On November 15, 2004, the Listing Condition was removed. This resulted in the elimination of the need to bifurcate the embedded derivative associated with the Series A Preferred's conversion feature. This also resulted in the reclassification of the 3,000,000 warrants from liability to shareholders' equity. As consideration for the removal of the listing condition, the Company issued warrants to purchase 1,300,000 shares of common stock. The value of the warrants were charged to other issuance costs.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.


            Not applicable.

(b) Pro Forma Financials statements.


            Not applicable.

(c) Shell company transactions.


            Not applicable.

(d) Exhibits.

Exhibit
Number                               Description
---------  ------------------------------------------------------------------
16.1       Letter of Rotenberg Meril Solomon Bertiger & Guttilla PC.







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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SECURED DIGITAL APPLICATIONS, INC.



                                  By: /s/ Patrick Soon-Hock Lim
                                      ---------------------------------
                                      Name:  Patrick Soon-Hock Lim
                                      Title:  Chairman & Chief Executive Officer


Date:  May 2, 2006